UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2014, Western Capital Resources, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WCRS Acquisition Co., LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and BC Alpha Holdings II, LLC, a Delaware limited liability company (“BC Alpha”) owning approximately 90% of the ownership interests in AlphaGraphics, Inc. AlphaGraphics is a franchise model global leader in marketing and print communications. BC Alpha is an affiliate of WCR, LLC, the beneficial owner of approximately 90.4% of the Company’s outstanding common stock.

The Merger Agreement contemplates a merger between BC Alpha and Merger Sub, with BC Alpha surviving the merger and thereby becoming a wholly owned operating subsidiary of the Company (the “Merger”). As a result of the Merger, AlphaGraphics will also become a subsidiary of the Company. The holders of BC Alpha limited liability company interests immediately prior to the effective time of the Merger (the “Effective Time”) will be entitled to receive a number of shares of Company common stock equivalent to approximately 45% of the Company’s common stock outstanding immediately after the Merger.

The completion of the Merger is contingent upon customary closing conditions, including the approval of Merger by the members of BC Alpha and, subject to certain materiality-based exceptions, the accuracy of the representations and warranties made by, and the compliance or performance of the obligations of, each of the Company and BC Alpha set forth in the Merger Agreement. In this regard, the Merger Agreement contains customary representations, warranties and covenants, including covenants obligating each of the parties to continue to conduct their respective businesses in the ordinary course, and to provide reasonable access to each other’s information.

The Merger Agreement may be terminated by either party if the Merger has not been consummated by October 31, 2014, so long as the failure to consummate the Merger is not attributable to the failure to perform any covenant or obligation required by the Merger Agreement by the party electing to terminate the Merger Agreement.

The Merger Agreement is attached to this report as Exhibit 2.1. The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

A September 2, 2014 press release announcing the Merger Agreement is also attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated August 29, 2014.

99.1	Press Release dated September 2, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: September 5, 2014	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer

Exhibit INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated August 29, 2014.

99.1	Press Release dated September 2, 2014.